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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 14, 1996, relating to the financial statements of Peachtree Cable TV, Inc. as of December 31, 1994 and 1993 and for the four months ended April 30, 1995 and the years ended December 31, 1994 and 1993 (and to all references to our Firm) included in or made a part of this Registration Statement No. 333-3772.

HOLBEN, BOAK, COOPER & CO.

Denver, Colorado

   July 22, 1996